EXHIBIT 10.16


                       PLAN INSTRUMENT

                    THE COCA-COLA COMPANY

               SPECIAL MEDICAL INSURANCE PLAN


By action of its Board of Directors on May 4, 1982, The Coca-Cola Company (hereinafter referred to as the Company) adopted The Coca-Cola Company Special Medical Insurance Plan for the purpose of providing eligible employees and their covered dependents with benefits for expenses related to hospital, surgical, medical, dental and vision care. Subsidiaries of the Company, whether directly or indirectly owned, may become Participating Subsidiaries in said Plan upon approval by Officers of the Company. The Company and each Participating Subsidiary will be known as an Employer under said Plan.

In accordance with the provisions of the Employee Retirement Income Security Act of 1974 (hereinafter referred to as the Act) the Company does hereby establish the Plan designated above (hereinafter referred to as the Plan), identified as Plan Number 549, with Employer Identification Number 58-0628465.

The Company shall be the Plan Administrator as referred to in the Act.

The Company shall be the named fiduciary with full authority to control and manage the operation and administration of the Plan, and shall be the agent for service of legal process in addition to the Insurance Company named in the Group Policy.

The Plan shall be administered directly by the Plan Administrator. Benefits provided under the Plan shall be provided through the purchase and maintenance of one or more Group Policies which the Officers of the Company are authorized to enter into with respect to this Plan. The Officers of the Company may terminate or enter into Group Policies or agreements with Insurance Companies, or otherwise provide for payment of benefits under the Plan.

Plan requirements respecting eligibility for participation and benefits shall be the requirements as to employees to be insured as set forth in the Group Policy. The persons entitled to benefits under the Plan are the employees insured as set forth in the Group Policy and their Qualified Dependents covered in accordance with the terms, provisions and conditions of the Group Policy. The benefits under the Plan are those provided by the Group Policy in accordance with the terms, provisions and conditions of the Group Policy. The Group Policy specifies the Employers whose employees are covered by the Plan.

It is the intent of this Plan Instrument and it is the funding policy of the that all Plan benefits are to be provided under and in accordance with the provisions of the Group Policy, which the Company shall purchase and maintain on behalf of the Plan; provided, however that any payments made to or credits to the Company in accordance with the experience rating provisions, if any, of the Group Policy shall be the separate property of the Company.

Whether or not contributions are to be made by the employees to the Employer for the benefits and the amount of any such contribution is subject to change by the Company.

Claims for benefits under the Plan are to be submitted to the Insurance Company as provided in the Group Policy. Payment of claims under the Plan will be made by the Insurance Company as provided in the Group Policy. A claim which is denied by the Insurance Company shall be reviewed by said Insurance Company in accordance with the procedure as provided in the Group Policy which is not inconsistent with claims procedure regulations in the Act as then in effect, and the decision of the Insurance Company on any claim shall be final. With respect to the Act on claims procedure regulations, the Insurance Company shall be the appropriate named fiduciary of the Plan for the purpose of such review and decision thereon. The Insurance Company's decision on any claim shall be final.

The Plan years coincide with the policy years of the Group
Policy.

The Company, by action of its Officers, shall have the right to terminate, suspend, withdraw, amend or modify the Plan in whole or in part at any time, but no amendment to the benefit or other provisions of the Group Policy may be made without the approval of the Insurance Company. The Company shall make any amendments to the Plan which may be needed for compliance with the Act.

This Plan Instrument shall be effective as of July 1, 1982.



Dated at Atlanta, Georgia     THE COCA-COLA COMPANY



This 1st day of August, 1989  By:  /s/ D. A. Saarel
                              Official Title:  Senior Vice President


                              Attest:  /s/ G. T. Allan

                       Amendment No. 1

               SPECIAL MEDICAL INSURANCE PLAN


Effective January 1, 1989, the above captioned Plan is amended as follows:

Delete the next to last paragraph in its entirety and insert the following:

     The Company, by action of its
     Officers, shall have the right to
     terminate, suspend, withdraw, amend
     or modify the Plan in whole or in
     part at any time, but no amendment to
     the benefit or other provisions of
     the Agreement may be made without the
     approval of the Claims Services
     Provider.  However, the Company expects
     to continue the Plan indefinitely.
     The Company shall make any amendments to the Plan which may be needed for compliance with the Act.

The Assistant Vice President and Director Compensation and
Benefits or his designee is authorized to perform all necessary acts to effectuate this amendment.



               /s/ D. A. Saarel            August 1, 1989
               D. A. Saarel                     Date
               Senior Vice President
               Human Resources Division

                                                    56019-08/31/83

                  Application is Hereby Made to

           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

     by      THE COCA-COLA COMPANY

     whose Main Office Address is      ATLANTA, GEORGIA

     for Group Policy No     GO56019

     Said Group Policy is hereby approved and the terms thereof are hereby accepted.

     This application is executed in duplicate, one counterpart being attached to said Policy and the other being returned to The Prudential Insurance Company of America.

     It is agreed that this Application supersedes any previous application for the said Group Policy.

                                    THE COCA-COLA COMPANY
                                    (Full or Corporate Name
                                     of Applicant)

     Dated at  Atlanta, Georgia     By   Senior Vice President
                                         (Signature and Title)

     On ----------, 19--

     Witness --------------------

                To be signed by Resident Agent where required by law)



ORD 18054-A-ED 5-48       THIS COPY IS TO REMAIN ATTACHED TO THE POLICY
New Issue
                                                    Printed in U.S.A.
                                                    by Prudential Press

         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                    GROUP POLICY SCHEDULE


POLICY DATE
July 1, 1982.

POLICY ANNIVERSARIES
July 1 of each year, beginning in 1987.

PREMIUM DUE DATES
The Policy Date, and thereafter the first day of each month beginning with August, 1982.

GOVERNING JURISDICTION
State of Georgia

EMPLOYMENT WAITING PERIOD
The period of continuous service on a full-time basis with the Employer as specified in the Coverage Schedule.


                        Policyholder

                    THE COCA-COLA COMPANY

                        Group Policy

                          GO-56019

PARTICIPATING SUBSIDIARIES

The Coca-Cola Export Corporation
Coca-Cola Interamerican Corporation       Coca-Cola Enterprises Inc.
Caribbean Refrescos, Inc.


MINIMUM PARTICIPATION NUMBER
25

                INCLUDED EMPLOYERS PROVISIONS


The Policyholder and any Participating Subsidiary are Employers included under the Group Policy.
"Participating Subsidiaries" means any subsidiary owned directly or indirectly by the Policyholder which has elected to be an included Employer in the Group Policy with the approval of the Policyholder and which is listed under "Participating
Subsidiaries", in the Group Policy Schedule.

Any individual employed by more than one included
Employer shall be considered as being employed only by one Employer, and his service with the other
Employer or Employers shall be considered as service with that one Employer.

If any Employer ceases to be an included Employer, the Group Policy will be considered as terminating on the date of such cessation with respect to all Employees of that Employer, who on the next day are not Employees of another included Employer within the eligible classes under the Group Policy. The
Policyholder shall notify Prudential, in writing, when a Participating Subsidiary ceases to be owned directly or indirectly by the Policyholder.

                         DEFINITIONS

ACTIVE WORK REQUIREMENT: A requirement that an Employee be actively at work on a full-time basis at the business establishment of the Employer or at other locations to which the Employer's business requires the Employee to travel.

BENEFIT YEAR:  Means a calendar year (January 1 through
December 31).

CLOSE RELATIVE: Means the Employee, his spouse, and a child, brother, sister or parent of the Employee or his spouse.

COMPANY:  When the term "the Company" is used it means The
Coca-Cola Company, One Coca-Cola Plaza, N.W., Atlanta,
Georgia 30313.

COVERAGE CLASSES UNDER A COVERAGE SCHEDULE: The Employees of the Employer who comprise the classes to which the coverage provided in that Schedule applies.

COVERED INDIVIDUAL UNDER A COVERAGE: An employee who is covered for Employee Insurance; a Qualified Dependent with respect to whom an Employee is insured for Dependents
Insurance.

DEPENDENTS INSURANCE: Insurance pertaining to the person of a dependent. Under such insurance, a charge will be considered actually made to an Employee if actually made to his Qualified Dependent.

EMPLOYEE: When the term "Employee" is used, it means an Executive of the Company as determined by the Policyholder.

EMPLOYEE INSURANCE: Insurance under a coverage pertaining to the person of an Employee.

EMPLOYER: When the term "the Employer" is used, it means collectively all Employers included under the Group Policy.

FULL MEDICARE COVERAGE: Means coverage for all the benefits provided under Medicare including benefits provided under the voluntary program established by Medicare.

GROUP POLICY:  Means the Master Contract between the
Policyholder and Prudential as identified in the Group Policy
Schedules and is the legal instrument governing all benefits.

PARTICIPATING SUBSIDIARY: Any Subsidiary owned directly or indirectly by the Policyholder which has elected to be an included Employer in the Group Policy with approval of the Policyholder and which is listed under "Participating
Subsidiaries" in the Group Policy Schedule.

PHYSICIAN: Means a physician licensed to practice medicine and perform surgery. Services which would be covered if rendered by a physician, as defined herein, shall also be covered when rendered by a duly licensed midwife practicing within an acceptable Birthing Center as defined by the Plan, doctor of dental surgery (D.D.S.), doctor of chiropractic, or a duly licensed doctor of surgical chiropody or podiatry (D.S.C.), within their specialty, or an acupuncturist who is certified or licensed as required by the jurisdiction in which he or she performs his or her practice. The definition is further contingent upon and subject to standards established by Prudential.

PLAN: When the term "the Plan" is used, it means the Supplemental Medical Expense Plan of The Coca-Cola Company and its Participating Subsidiaries.

POLICYHOLDER:  The Coca-Cola Company, One Coca-Cola Plaza,
N.W., Atlanta, Georgia 30313.

PRUDENTIAL:  The Prudential Insurance Company of America,
Southern Group Operations, 2849 Paces Ferry Road, Suite 400,
Atlanta, Georgia 30339.

QUALIFIED DEPENDENT: An Employee's spouse or unmarried child, excluding in any case -

     (1) a person after that person has ceased to be a spouse of the Employee by reason of divorce or annulment;

     (2)  a child nineteen or more years of age unless
          (a) wholly dependent upon the Employee for support,
          (b) a registered student in regular, full-time attendance at an accredited secondary school, college, university, or vocational or trade school,
          (c) less than twenty-four years of age and
          (d) enrolled by the Employer with the Employer under the Plan as a student with the Employee making any additional required contributions;

     (3) a spouse or child on active duty in any military, naval or air force of any country; and

     (4)  a spouse or child who is insured for Employee
          Insurance under the Group Policy.

An Employee's children include step-children, legally adopted children and foster children, provided they are dependent upon the Employee for support and maintenance.

A child shall not be a qualified dependent of more than one
Employee. If more than one Employee would otherwise be insured under the Group Policy with respect to a child as a qualified dependent, the child will be considered to be the qualified dependent only of that one of such Employees with the lower case deductible under the Major Medical Expense
Insurance of the Plan according to the Policyholder's records.

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Contract-Incontestability of Policy" of the General
Provisions of the Group Policy.

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Contract-Incontestability of Policy" of the General
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                              7
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Contract-Incontestability of Policy" of the General
Provisions of the Group Policy.

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Contract-Incontestability of Policy" of the General
Provisions of the Group Policy.

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Contract-Incontestability of Policy" of the General
Provisions of the Group Policy.

                  SCHEDULE OF PREMIUM RATES


CLASSES OF EMPLOYEES
TO WHICH THIS SCHEDULE APPLIES:

Employees as specified in the Coverage Classes under the Coverage Schedules.



APPLICABLE INSURANCE

Employee and Dependent Medical

MONTHLY RATES

EMPLOYEE INSURANCE              DEPENDENT INSURANCE

$666.66 per Employee            $333.34 per Employee with
                                  one Dependent
                                $500.00 per Employee with
                                  two or more Dependents

                         ELIGIBILITY

Eligible Classes: All Employees of the Employer who are within the Coverage Classes under the Coverage Schedules.



           BECOMING INSURED FOR EMPLOYEE INSURANCE

This Section applies separately to the Employee Insurance under each coverage.

The Employee shall be insured from the first day, on or after his date of eligibility, on which he is included in a Coverage Class for the insurance and the following requirements are simultaneously satisfied:

     (1) He has requested it of the Employer on a form satisfactory to Prudential and has agreed to make the required contributions.

     (2) If any evidence of insurability requirement applies, he has complied with that requirement.
          He will be considered as having complied on the first day of the month next following the month in which Prudential determines the evidence is satisfactory.

     (3) He is complying with the Active Work Requirement of the Definitions.



          BECOMING INSURED FOR DEPENDENTS INSURANCE

This section (other than requirement (1) below) applies separately to each Qualified Dependent an Employee has or acquires.

The Employee shall be insured with respect to a Qualified
Dependent from the first day, on or after the Employee's date of eligibility, as specified in the Coverage Schedule, on which the following requirements are simultaneously satisfied:

     (1) The Employee has requested it of the Employer on a form satisfactory to Prudential and has agreed to make the required contributions.

     (2)  The Employee is included in the Coverage Classes.

     (3) If any evidence of insurability requirement applies with respect to the Qualified Dependent, the Employee has complied with that requirement.
          An Employee will be considered as having complied on the first day of the month next following the month in which Prudential determines the evidence to be satisfactory.

     (4)  The insurance with respect to the Qualified
          Dependent is not being deferred in accordance with the section Deferment of Effective Date of Insurance.



EVIDENCE OF INSURABILITY REQUIREMENTS FOR EMPLOYEE INSURANCE

An Employee must furnish evidence of his insurability satisfactory to Prudential in order to become insured for Employee Insurance under a coverage, in any of the following situations:

     (1)  LATE PARTICIPATION UNDER CONTRIBUTORY INSURANCE -
          He does not satisfy the requirement (1) of Becoming
          Insured For Employee Insurance before the end of the month following his date of eligibility.

     (2) FAILURE TO MAKE CONTRIBUTION - He requests the insurance after previous termination of any insurance under the Group Policy because of failure to make a required contribution.

     (3) PREVIOUS EVIDENCE REQUIREMENT - He has not satisfied a previous requirement that evidence of his insurability be furnished in order for him to become insured under a coverage of the Group Policy or any other Prudential group policy which provides or provided insurance for Employees of the Employer.



EVIDENCE OF INSURABILITY REQUIREMENTS FOR DEPENDENTS
INSURANCE

An Employee must furnish evidence of insurability of a Qualified Dependent satisfactory to Prudential in order to become insured with respect to that Dependent, in any of the situations listed below. These requirements shall not apply to any Qualified Dependent acquired after the Employee becomes insured for Dependents Insurance, provided the Employee is making the required contributions for Dependents Insurance.

     (1) LATE PARTICIPATION - The Employee does not satisfy requirement (1) of Becoming Insured for Dependents Insurance before the end of the calendar month immediately following the first day, on or after his date of eligibility, on which he has a Qualified Dependent.

     (2) FAILURE TO MAKE CONTRIBUTION - The Employee requests the insurance after previous termination of any insurance under the Plan because of failure to make a required contribution.

     (3) PREVIOUS EVIDENCE REQUIREMENT - Neither the
         Employee nor the Dependent has satisfied a previous requirement that evidence of the Dependent's insurability be furnished in order for the Dependent to become insured, as a Dependent or Employee, under a coverage of the Group Policy or any other Prudential group policy which provides or provided insurance for Employees of the Employer.

                  NEWBORN CHILD PROVISIONS

These provisions modify the Group Policy's provisions for insurance which provides benefits for expenses of a dependent's medical care under a coverage, solely with respect to a child who is born to an Employee while the Employee is insured for Employee Insurance under a coverage and while the child is not otherwise a covered individual under the coverage in accordance with the terms of the Group Policy other than these Newborn Child Provisions.

Such a child is a covered individual under the coverage from the moment of birth. However, any coverage that a child has solely by reason of these Newborn Child Provisions is hereby modified to provide that no benefits will be payable thereunder with respect to any charge incurred for a service or supply furnished for the medical care of the child after the end of the thirty-one day period immediately following his birth.

The requirement of the Group Policy that the Employee must furnish evidence of the insurability of a qualified dependent satisfactory to the Prudential in order to become insured with respect to that dependent shall not apply to a child who becomes a covered individual from the moment of birth by reason of these Newborn Child Provisions. Nor, shall such requirement be a condition for any continuance of the child's coverage beyond the thirty-one day period immediately following the child's birth, if before the end of that period, the Employee has requested such dependent's insurance on a form satisfactory to Prudential and has agreed to make the contributions required for such insurance. The Employee's failure to make when due any contribution required of him for dependents insurance shall in no event effect termination of the newborn child's coverage under the Group Policy prior to the end of that thirty-one day period.



                CHANGES OF EMPLOYEE BENEFITS

The Employee Insurance benefits for which an Employee is insured will be those for his classification under the applicable Coverage Schedule unless otherwise determined in accordance with this Section.

This Section applies unless the Coverage Schedule indicates to the contrary.

When an Employee's classification changes or the benefits applicable to his classification are changed by an amendment to the Group Policy, the change will not result in an adjustment of the Employee's benefits (including the amount) until the first day, on or after the date of the change, on which he is complying with the active work requirement of the General Definitions. His benefits will be adjusted on that day to those then applicable to his classification.

               CHANGES OF DEPENDENTS BENEFITS

The Dependents Insurance benefits for which an Employee is insured will be those for his classification under the applicable Coverage Schedule unless otherwise determined in accordance with this Section.

This Section applies unless the Coverage Schedule indicated to the contrary.

When an Employee's classification changes or the benefits applicable to his classification are changed by an amendment to the Group Policy, the change will not result in an adjustment of the Employee's benefits with respect to a Qualified Dependent (including the amount) until the first day, on or after the date of the change, on which the adjustment for that dependent is not being deferred in accordance with the Section Deferment of Effective Date of Insurance. Such benefits will be adjusted on that day to those then applicable to the Employee's classification.

              TERMINATION OF EMPLOYEE INSURANCE

The Employee Insurance of an Employee under a coverage will automatically terminate at the end of the month when:

     (1) he ceases to be a member of the Coverage Classes for the insurance because of termination of employment (described below) or for any other reason, or

     (2)  his class is no longer included in the Coverage
          Classes for the insurance, or

     (3) the provisions of the Group Policy for the insurance terminate.

     (4) any contribution required of him for any insurance under the Group Policy is not made when due

Termination of Employment - For insurance purposes, an Employee's employment will be considered to terminate when he no longer actively engaged in work on a full-time basis for the Employer. However, if absence from such full-time work is then of type set forth in the Coverage Schedule for the insurance, the Employer may, without discrimination among persons in like circumstances, consider the Employee as not having terminated his employment for insurance purposes and, while such absence is of any such type, as continuing to be a member of the Coverage Classes for the insurance up to any applicable time limit in the Coverage Schedule.


             TERMINATION OF DEPENDENTS INSURANCE

An Employee's Dependents Coverage will terminate under the circumstance described in the section "Termination of Employee Coverage" as though that section's reference to "Employee Coverage" were a reference to "Dependents
Coverage".

Any provision which would continue coverage following the Employee's death will be specified in the Coverage Schedule.

Payment of benefits under Dependents Coverage continued after the Employee's death will be made to his spouse if living, to such spouse's estate if the spouse survived the Employee's children, and otherwise to the person or institution appearing to the Employer to have assumed the principal support of such children.

All of the Dependents Coverage with respect to a particular
Qualified Dependent will automatically terminate at the end of the month, if that Dependent ceases to be a Qualified
Dependent, when the Employee ceases to be covered for Employee Coverage, or when the Employee ceases to make the Employer the payments required hereunder for such coverage.

Anything in these provision to the contrary notwithstanding, the coverage applicable to any qualified Dependent included in the Definitions may be continued after age twenty-four for a period not exceeding the length of his period of service performed prior to age twenty-four in the Armed Forces of the United States of America provided he continues to meet the other provisions as Qualified Dependent.

OPTION TO CONTINUE COVERAGE OF DEPENDENT CHILD INCAPACITATED WHEN SPECIFIED AGE LIMIT FOR CHILDREN IS ATTAINED - if dependent child is mentally or physically incapable of earning of living on the date coverage under the Group Policy with respect to such child would terminate due to attainment of the specified age limit for children, and if within thirty-one days of such date the Employer receives due proof of such incapacity, then such specified age limit shall not operate to terminate such coverage under the Plan with respect to such child so long as such child remains in such condition. This provision does not waive, alter or extend in any respect, other than as stated above, any of the provisions, conditions, limitations and exceptions of the Plan.



         MODIFICATIONS OF TERMINATION PROVISIONS TO
          PROVIDE CONTINUATION OF INSURANCE AT THE
             EMPLOYEE'S OR THE DEPENDENTS OPTION

INSURANCE TO WHICH THESE MODIFICATIONS APPLY: All health care expense insurance under the Group Policy.

WHEN APPLICABLE: When such insurance otherwise would have ended in accordance with "Termination of Employee Insurance" and/or "Termination of Dependents Insurance" of the Group
Policy.

CONDITIONS FOR CONTINUING EMPLOYEE AND DEPENDENTS INSURANCE:
The Employee has the right to continue insurance if insurance would have been ended because:

     (1) the Employee's employment ended for a reason other than gross misconduct; or

     (2)  the Employee's work hours were reduced.

CONDITIONS FOR CONTINUING DEPENDENTS INSURANCE: A qualified dependent has the right to continue insurance if insurance for that dependent would have ended:

     (1) because the Employee's employment ended for a reason other than gross misconduct; or

     (2)  because the Employee's work hours were reduced; or

     (3)  at the Employee's death; or

     (4) because the Employee became entitled to Medicare benefits. "Medicare" means Title XVIII (Health
          Insurance for the Aged) of the United States
          Social Security Act, as amended from time to time; or

     (5) in the case of an Employee's spouse, when the spouse ceased to be a qualified dependent as a result of divorce or legal separation; or

     (6) in the case of an Employee's qualified dependent child, when the child ceased to be a qualified dependent under the provisions of the Group Policy.

NOTICE: This applies if dependents insurance for a qualified dependent would have ended due to an event shown in (5) or
(6) above. If a person wants to continue the insurance, written notice of the event must be given to the Policyholder within 60 days after the event shown in (5) or (6) above.

CONTINUATION: The Policyholder will give a written election notice of the right to continue the insurance. Such notice will state the amount of the payment, if any, required for the continued insurance. If a person wants to continue the insurance, the election notice must be completed and returned to the Policyholder, along with any required first payment, within 60 days of the later of: (1) the date the insurance would otherwise have ended; or (2) the date of the notice informing the person of the right to continue. But in no event may election be made more than 90 days (150 days if the insurance is being continued due to an event shown in (5) or
(6) above) after the date the insurance would otherwise have ended. If this is done, the insurance will be continued from the date it would have ended until the first of the following occurs:

     (1) If the insurance is being continued due to the Employee's end of employment or a reduction of the Employee's work hours, the day 18 months from the date the insurance would have ended.

     (2)  If the insurance is being continued due to:
          (a) the Employee's death; or (b) the Employee's entitlement to Medical benefits; or (c) the Employee's divorce or legal separation from the Employee's spouse; or (d) an Employee's qualified dependent child ceasing to be eligible under the provisions of the Group Policy, the day 36 months from the date the insurance would have ended.

     (3) The day the person becomes covered under any other health plan for persons in a group, on an insured or uninsured basis.

     (4) If the next payment is not made when due, the end of the last period for which any required payment was made when due.

     (5)  The day the person becomes entitled to
          Medicare benefits.

     (6) The provisions of the Group Policy for such insurance end.

While Employee Insurance is continued according to the above modifications, all other terms of the Group Policy will apply, except the "Changes of Employee Benefits" section of the Insurance Plan Provision shall not apply.

While Dependents Insurance is continued according to the above modifications, all other terms of the Group Policy will apply, except that benefits under the health care expense insurance will be paid to the person who elected the continuation right. If the person who elected the continuation right is not living, the following will apply:

     (1) If the Employee elected the continuation right, benefits will be paid to:

          (a)  the Employee's spouse, if living; or

          (b)  the estate of the Employee's spouse,
               if the Employee's spouse is not living
               but survived the qualified dependent
               children; or

          (c)  the person or institution appearing
               to Prudential to have assumed the main
               support of the Employee's qualified
               dependent children, if neither (a)
               nor (b) applies.

     (2) If the Employee's spouse elected the continuation right, benefits will be paid to:

          (a)  estate of the Employee's spouse, if the
               Employee's spouse survived the Employee's qualified dependent children; or

          (b)  the person or institution appearing to
               Prudential to have assumed the main
               support of the Employee's qualified
               dependent children, if (a) does not apply.

     (3) If an Employee's qualified dependent child elected the continuation right, benefits will be paid to that qualified dependent child's estate.

If an amount is so paid, Prudential will not have to pay that part of the insurance again.

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Contract-Incontestability of Policy" of the General
Provisions of the Group Policy.

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Contract-Incontestability of Policy" of the General
Provisions of the Group Policy.

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Contract-Incontestability of Policy" of the General
Provisions of the Group Policy.

                 PROVISION FOR COORDINATION
       OF BENEFITS UNDER THE PLAN WITH OTHER BENEFITS


A. BENEFITS SUBJECT TO THIS PROVISION - All of the benefits provided under the Plan with respect to expenses incurred on or after the effective date of the Plan. The portion of the Plan which provides such benefits is herein call "this Plan."

B. PLAN - Any of the following providing benefits or services for, or by reason of, medical or dental care or treatment - (a) a governmental program or coverage required or provided by statute, other than any coverage provided under a motor vehicle insurance contract; (b) group insurance or other arrangement of coverage for individuals in a group, including prepayment coverage, group or individual practice coverage; coverage for students sponsored by or provided through an educational institution above the high school level, except a blanket school accident policy and except that this (b) shall not include any individually underwritten and individually issued contract or plan of insurance which provides exclusively for accident and sickness benefits and for which 100% of the premiums have been paid by the insured or a member of the insured's family.

     "Plan" shall be construed separately with respect to -

     (i) Each Policy, contract or other arrangement for benefits or services.

     (ii) That portion of any such policy, contract or other arrangement which reserves the right to take the benefits of other Plans into consideration in determining its benefits and that portion which does not.

C. ALLOWABLE EXPENSE - Any necessary, reasonable and customary item of expense at least a portion of which is covered under at least one of the Plans covering the person for whom claim is made. If benefits are provided in the form of services, the reasonable cash value of each service rendered shall be considered both an Allowable Expense and a benefit paid.

D. CLAIM DETERMINATION PERIOD - A Calendar Year (January 1 through December 31), but excluding, for any person, any portion occurring prior to the first day he is covered under this Plan.

E.   EFFECT ON BENEFITS

     (1) This Section E applies in determining the benefits payable under this Plan as to a person for any Claim Determination Period, when the total
          Allowable Expenses incurred as to such person during such period are less than the sum of

          (a)  the benefits that would be payable for
               such expenses under this Plan in the absence of this Section E, and

          (b) the benefits that would be payable for such expenses under all other Plans in the absence therein of provisions of similar purpose to this provision. In such an instance, the benefits described in (a) shall be reduced to the extent necessary so that the sum of such reduced benefits and all the benefits payable for such Allowable Expenses under all other Plans, except as provided in item (2) of this Section E, shall not exceed such total Allowable Expenses. Benefits payable under another Plan include the benefits that would have been payable had claim been duly made therefor.

     (2) The benefits of another Plan will not be included in "all the benefits payable for such Allowable Expenses under all other Plans" of the second sentence of item
          (a) of the Section E if:

          (a) such other Plan contains a provision coordinating its benefits with those of this Plan and

          (b) both the rules of such other Plan and the rules set forth in item (3) of this Section E would require this Plan to determine its benefits before such other Plan.

     (3) Rules establishing the order of benefit determination as to a person on whose expenses claim is based (for the purposes of item (2) of this Section E):

          (a) The benefits of a Plan which covers him other than as a dependent shall be determined before the benefits of a Plan which covers him as a dependent.

          (b) Except as stated in subparagraph E.(3)(c) below, when this Plan and another Plan cover the same child as a dependent of both his parents:

               (i)  the benefits of the Plan of the parent
                    whose birthday falls earlier in a year
                    are determined before those of the Plan
                    of the parent whose birthday falls later in that year; but

               (ii) if both parents have the same birthday,
                    the benefits of the Plan which covered the parent longer are determined before those of the Plan which covered the other parent for a shorter period of time.

               However, if the other Plan does not have the rule described in (i), immediately above, and if, as a result, the Plans do not agree on the order of benefits, the rule in the other Plan will determine the order of benefits.

          (c) If two or more Plans cover a person who is a dependent child of divorced or separated parents, benefits for the child are determined in this order:

               (i) first, the Plan of the parent with custody of the child;

               (ii) then, the Plan of the spouse of the parent with custody of the child; and

               (iii) finally, the Plan of the parent not having
                     custody of the child.  However, if the
                     specific terms of a court decree state that one of the parents is responsible for the health care expenses of the child, and the entity obligated to pay or provide the benefits of the Plan of that parent has actual knowledge of those terms, the benefits of that Plan are determined first. This paragraph does not apply when any benefits are actually paid or provided before the entity has that actual knowledge.

          (d) The benefits of a Plan which covers a person as an employee who is neither laid off nor retired, or as that employee's dependent, are determined before those of a Plan which covers that person as a laid off or retired employee or as that employee's dependent. If the other Plan does not have this rule, and if, as a result, the Plans do not agree on the order of benefits, this rule (d) is ignored.

          (e) When rules (a), (b), (c) or (d) do not establish an order of benefit determination, the benefits of a Plan which has covered him the shorter period of time.

     (4) When this Section E operates to reduce the total amount of benefits otherwise payable under this Plan as to a person for any Claim Determination Period, each benefit that would be payable in the absence of the Section E shall be reduced proportionately, and such reduced benefit shall be charged against any applicable benefit limit of this Plan.

F. RIGHT TO RECEIVE AND RELEASE NECESSARY INFORMATION - For the purposes of determining the applicability of and implementing the terms of this provision of this Plan or any provision of similar purpose of any other Plan, Prudential may, without the consent of or notice to any person, release to or obtain from any other insurance companies or other organization or person any information, with respect to any person, which Prudential deems to be necessary for such purposes. Any person claiming benefits under this Plan shall furnish to Prudential such information as may be necessary to implement this provision.

G. FACILITY OF PAYMENT - Whenever payments which should have been made under this Plan in accordance with this provision have been made under any other Plans, Prudential shall have the right, exercisable alone and in its sole discretion, to pay over to any organizations making such other payments any amounts it shall determine to be warranted in order to satisfy the intent of this provision. Amounts so paid by Prudential shall be deemed to be benefits paid under this Plan and to the extent of such payments, shall be fully discharged from liability under this Plan.

H. RIGHT OF RECOVERY - Whenever payments have been made by Prudential with respect to Allowable Expenses in a total amount, at any time, in excess of the maximum amount of payment necessary at that time to satisfy the intent of this provision, Prudential shall have the right to recover such payments, to the extent of such excess, from among one or more of the following, as Prudential shall determine: any persons to or for or with respect to whom such payments were made, any other insurance companies, any other organizations.



                     GENERAL PROVISIONS



A.  PAYMENT OF PREMIUMS -- GRACE PERIOD

Premiums under the Group Policy are payable by the Policyholder to Prudential, at an office of Prudential or to its authorized representative. There is a premium due and payable on each premium due date specified in the Group Policy Schedule. A grace period if thirty-one days, without interest charge, is allowed for the payment of each premium other than the first. The Policyholder is liable to Prudential for the payment of premiums for the time the Group Policy is in force.

B.  PREMIUM COMPUTATION -- CHANGE OF PREMIUM RATES

The premium due on each premium due date is the sum of the premium charges for the insurance then provided under the coverages of the Group Policy, determined from the applicable premium rates then in effect and the Employees insured at the periodic intervals established by Prudential. Premiums may be computed by any other method mutually agreeable to the Policyholder and Prudential which produces approximately the same total amount.

Prudential shall have the right to change premium rates as of
(1) any premium due date, (2) any date an Employer becomes or ceases to be included under the Group Policy, and (3) for a coverage, any date the extent or nature of the risk under that coverage, or under any other coverage considered in determining the premium rate for that coverage, is changed by amendment or termination or by reason of any provision of law or any governmental program or regulation. However, the premium rates for insurance under a coverage, or portion separately rated, will not be changed under (1) above before the first policy anniversary. The Policyholder will be notified whenever a change in the premium rates is made.

C.  DIVIDENDS

The portion, if any, of the divisible surplus of Prudential allocable to the Group Policy at each policy anniversary will be determined annually by Prudential's Board of Directors and will be credited to the Group Policy as a dividend on such anniversary, provided the Group Policy is continued in force by the payment of all premiums to such anniversary.

Any such dividend will be (1) paid to the Policyholder in cash, or at the Policyholder's option, (2) applied to the reduction of the premium then due.

If the aggregate dividends under the Group Policy and any other group policy or policies issued to the Policyholder should be in excess of the aggregate contributions toward their cost made by the Employer from its own funds, an amount equal to such excess will be applied for the sole benefit of insured persons. Payment of any dividend to the Policyholder will completely discharge the liability of Prudential with respect to that dividend.

D.  TERMINATION OF GROUP POLICY OR OF INSURANCE PROVISIONS

By Failure to Pay Premium: If any premium is not paid within its grace period (as provided in Section A of these General Provisions), the Group Policy will terminate at the end of the grace period. However, if the Policyholder makes written request in advance for termination to take effect at the end of the period for which premiums have been paid or at any time during the grace period, the Group Policy will terminate on the date requested.

By Failure to Maintain Insuring Conditions: Prudential may terminate the provisions of the Group Policy for any insurance under a coverage on any premium due date, if the Employees insured total less than the Minimum Participation Number or are contributing for such insurance and notice of intention to terminate has been given to the Policyholder at least thirty-one days in advance.

By Termination of Associated Protection:  If the Coverage
Schedule for any insurance defines an Associated Protection, the provisions for such insurance will terminate upon termination of the Associated Protection.

E.  ASSIGNMENT LIMITATIONS

Insurance under a coverage is not assignable unless the Coverage Schedule indicates that it is assignable. No responsibility of the validity or sufficiency of any assignment is assumed by Prudential. Prudential shall not be considered to have knowledge of any assignment unless the original or a duplicate is filed with Prudential through the Employer.

F.  EMPLOYEE'S CERTIFICATE

Prudential will issue to the Policyholder, for delivery to each insured Employee, an individual certificate stating to whom benefits are payable and the essential features of his insurance protection, including any protection and rights upon termination of his insurance and the rights and requirements for establishment and payment of claim.

G.  RECORDS -- INFORMATION TO BE FURNISHED

Either the Policyholder or Prudential, as mutually agreed, shall keep a record of the insured Employees containing the essential particulars of the insurance. The Policyholder shall forward the information periodically required by Prudential in connection with the administration of the Group Policy and the determination of the premium rates. All records of the Policyholder and of the Employer which have a bearing on the insurance shall be open for inspection by Prudential at any reasonable time.

Prudential shall not be liable for the fulfillment of any obligation dependent upon such information prior to its receipt in a form satisfactory to Prudential. Incorrect information furnished may be corrected, if Prudential shall not have acted to its prejudice by relying on it. An
Employee's insurance under a coverage shall in no event be invalidated by failure of the Policyholder or the Employer, due to clerical error, to record or report the Employee for such insurance.

H.  THE CONTRACT -- INCONTESTABILITY OF POLICY

The Group Policy, together with the Application of the Policyholder, a copy of which is attached hereto and made a part hereof and the individual applications, if any, of the persons insured hereunder constitute the entire contract.
All statements made by the Policyholder shall be deemed representations and not warranties, and no such statement shall be used in any contest of the insurance hereunder unless it is contained in the Policyholder's Application.

The validity of the Group Policy shall not be contested, except for non-payment of premiums, after it has been in force for one year from its date of issue.

The Group Policy may be amended at any time, without the consent of the insured Employees or any other person having a beneficial interest in it, upon written request made by the Policyholder and agreed to by Prudential. Any such amendment shall be without prejudice to any claim arising prior to the date of change. No agent or other person, except the President, a Vice President, the Secretary, an Actuary, an Associate Actuary, and Assistant Secretary or an Assistant Actuary of Prudential has authority to waive any conditions or restrictions of the Group Policy; to extend the time for paying a premium; to make or modify a contract; or to bind Prudential by making any promise or representation or by giving or receiving any information. No change to the Group Policy shall be valid unless evidenced by an endorsement on it signed by one of the aforesaid officers or by an amendment to it signed by the Policyholder and by one of the aforesaid officers.



                      CLAIM PROVISIONS

These provisions apply to each coverage under the Group
Policy which contains a specific provision subjecting the payment of benefits under the coverage to the Group Policy's
Claim Provisions.

Written proof of the loss under a coverage upon which claim may be based must be furnished to Prudential within ninety days after --

     (1) the end of each month or lesser period for which Prudential is liable under the coverage, if the coverage provides for payment at such periodic intervals,

     (2) the end of each Calendar Year for which Prudential is liable, if the coverage is one under which payment is made for charges incurred during a "Calendar Year" as defined in such coverage; and

     (3) the date of the loss, in the case of any other coverage.

Failure to furnish such proof within the required time shall not invalidate nor reduce any claim if it was not reasonably possible to give proof within such time, provided such proof is furnished as soon as reasonably possible.

All benefits will be paid upon receipt of written proof covering the occurrence, character and extent of the event for which claim is made; except that if any coverage provides for payment at monthly or at more frequent periodic intervals, Prudential shall not be required to make payment of benefits thereunder more often than so provided.

Prudential at its own expense shall have the right and opportunity to examine the person whose sickness or injury is the basis of claim when and so often as it may reasonably require during pendency of claim.

No action at law or in equity shall be brought to recover under the Group Policy prior to the expiration of ninety days after written proof of the loss upon which claim is based has been furnished as required above. No such action shall be brought more than three years after the expiration of the time within which proof of such loss is required.



       CLAIMS PROCESSING -- APPEALS FROM DENIED CLAIMS



1. Prudential will process all claims and shall determine, in accordance with the provisions of the Group Policy, the amount of benefits, if any, payable for each such claim received.

2. Prudential will make its determination whether to pay the claim within ninety days from the date the claim is filed. If more time is required for a special case, Prudential may take up to an additional ninety days, but the Covered Individual or Beneficiary must be notified of the special circumstances which require more time, as well as the date by which a final decision is expected.

3. In the event a claim is denied, Prudential will provide the Covered Individual or Beneficiary with a written notice of the denial. The notice will provide the reason for the denial; specify the Group Policy provisions on which the denial is based; itemize any additional information required by Prudential to pursue the claim further; and outline the following claim appeal and review procedures:

     a. The Covered Individual or Beneficiary will have the right to ask for a review if he feels that the claim has not been handled properly. Or, if he wishes to further pursue a denied claim, he may send a written appeal through his Employee
          Benefits Administrative Office to Prudential.

     b. The appeal must be sent within sixty days of receipt of the claim denial, and it must state the reason for appealing the denied claim with supporting evidence attached. The Covered
          Individual or Beneficiary will then have the right to have representation, to review pertinent documents, and to submit issues and comments in writing.

     c. Within sixty days after receiving an appeal, Prudential will review it and give the Covered
          Individual or Beneficiary written notice of its decision. If more time is required, Prudential may take up to an additional sixty days but will notify the Covered Individual or Beneficiary of the delay and the special circumstances requiring the delay.

4. The Policyholder and Prudential agree that, with respect to the Employee Retirement Income Security Act of 1974 (ERISA), Prudential shall be the "appropriate named fiduciary" of the Plan for the purpose of such review and decision thereon. Prudential's decision on any claim shall be final.



  INDIVIDUAL'S STATEMENTS AS TO COVERAGE SUBJECTED TO CLAIM
                         PROVISIONS

All statements with respect to the insurance under such coverage which are made by a person insured therefor shall be deemed representations and not warranties. With respect to each amount of such insurance for which a person is insured, no such statement made for the purpose of effecting such insurance of the person shall be used in any contest to avoid the insurance with respect to which such statement was made or to reduce benefits thereunder after such insurance has been in force prior to the contest for a period of two years during his lifetime, nor unless such statement is contained in a written instrument signed by him and a copy of that instrument is or has been furnished to him.


           SUPPLEMENTAL MEDICAL EXPENSE INSURANCE


(These benefits are in addition to the Uniform Health Benefit
Plan and Dental Assistance Plan provided under the Administrative Services Agreement No. 59981 between The
Coca-Cola Company and The Prudential Insurance Company of
America.)

A.   ELIGIBLE CHARGES

Subject to Section C (Charges Not Covered), these are the charges actually made to the Employee for services and supplies furnished for or in connection with the diagnosis, cure, mitigation, treatment or prevention of disease of a person who is a Covered Individual, for the purpose of affecting any structure or function of the Covered
Individual's body, or for costs incurred for transportation which is primarily for and essential to medical care. A charge is considered to be incurred on the date of the service or purchase for which the charge is made.

B.   BENEFITS

PAYABLE FOR:  the eligible charges described in Section A.

CONDITION FOR BENEFIT: The charges are incurred while the person is a Covered Individual.

AMOUNT PAYABLE:  The Supplemental Medical Benefit Percentage
(see Coverage Schedule) of the Eligible Charges up to the Maximum Supplemental Medical Expense Benefit.

C.   CHARGES NOT COVERED

     (1) Any charges incurred in connection with a bodily or mental disorder due to war or any act of war while the person is a Covered Individual ("war" means declared or undeclared war and includes resistance to armed aggression).

     (2) Any charges for services and supplies furnished by the Employee, the Employee's spouse, or a child, brother, sister, or parent of the Employee or such spouse.

     (3) Government Plan Charge - any charge (a) for a service or supply furnished by or on behalf of the United States Government or any other government unless payment of the charge is legally required, or (b) for a service or supply to the extent to which any benefit in connection with such a service, supply or charge is provided by any law or governmental program under which the individual is or could be covered.

     (4) Charges for Services or Supplies that are Not Needed or Not Appropriately Provided: A charge for a service or supply is not covered to the extent that it is not needed or not appropriately provided. Charges for services or supplies furnished in connection with a service or supply that is not needed or not appropriately provided are also not covered.

          For the purpose of this exclusion a service or supply will be considered both "needed and appropriately provided" if Prudential determines that it meets each of these requirements:

          (a) It is ordered by a Doctor for the diagnosis or the treatment of a Sickness or Injury.

          (b) The prevailing opinion within the appropriate specialty of the United States medical profession is that it is safe and effective for its intended use, and that its omission would adversely affect the person's medical condition.

          (c) It is furnished by a provider with appropriate training, experience, staff and facilities to furnish that particular service or supply.

               Prudential will determine whether these
               requirements have been met based on:

               --   Published reports in authoritative
                    medical literature;
               --   Regulations, reports, publications, or
                    evaluations issued by government agencies such as the Agency for Health Care Policy and Research, the National Institutes of Health, and the Food and Drug
                    Administration (FDA);
               --   Listings in the following drug compendia:
                    The American Medical Association Drug
                    Evaluations, The American Hospital
                    Formulary Service Drug Information and
                    The United States Pharmacopeia Dispensing
                    Information; and
               --   Other authoritative medical sources to
                    the extent that Prudential determines
                    them to be necessary.

          (d) The provider's institutional review board acknowledges that the use of the service or supply is experimental or investigational and subject to that board's approval.

          (e) The provider's institutional review board requires that the patient, parent or guardian give an informed consent stating that the service or supply is experimental or investigational or part of a research project or study; or federal law requires such a consent.

          (f) Research protocols indicate that the service or supply is experimental or investigational. This item (f) applies for protocols used by the patient's provider as well as for protocols used by other providers studying substantially the same service or supply.

          Charges for Educational Services or Supplies: A charge for a service or supply is not covered to the extent that it is determined by Prudential to be educational. Charges for services or supplies furnished in connection with a service or supply that is educational are also not covered.
          "Educational" means:

          (a) That the primary purpose of the service or supply is to provide the person with any of the following: training in the activities of daily living; instruction in scholastic skills such as reading and writing; preparation for an occupation; or treatment for learning disabilities; or

          (b) That the service or supply is being provided to promote development beyond any level of function previously demonstrated.

          "Training in the activities of daily living" does not include training directly related to treatment of a Sickness or Injury that resulted in a loss of a previously demonstrated ability to perform those activities.

          In the case of a Hospital stay, the length of the stay and Hospital services and supplies are not covered to the extent that they are determined to be allocable to the scholastic education or vocational training of the patient.

     (5) Charge in Excess of Usual and Prevailing Charge - the portion of any charge for any service or supply in excess of the usual and prevailing charge as determined by Prudential. The usual and prevailing charge for any service or supply is the usual charge of the provider for the service or supply in the absence of the insurance, but not more than the prevailing charge in the area for a like service or supply. A like service is of the same nature and duration, requires the same skill, and is performed by a provider of similar training and experience.
          A like supply is one which is identical or substantially equivalent. "Area" means the municipality (or, in the case of a large city, the subdivision thereof) in which the service or supply is actually provided or such greater area as is necessary to obtain a representative cross-section of charges for a like service or supply.

     (6)  Any cost for coverage under (a) group insurance,
          (b) individual insurance or (c) any other arrangement on an insured or uninsured basis, including pre-payment coverage, which provides benefits or services for, or by reason of medical or dental care or treatment.

     (7) Charges incurred for services or supplies to the extent benefits are provided under The Uniform
          Health Benefit Plan and Dental Assistance Plan provided under the Administrative Services
          Agreement No. 59981 between The Coca-Cola Company and The Prudential Insurance Company of America.

     (8) Any reduction in benefit resulting from not using the Pre-Admission and Concurrent Review Service
          Program under The Uniform Health Benefit Plan.

     (9) Any reduction in benefit resulting from not using the Second Surgical Opinion Program under The
          Uniform Health Benefit Plan.

     This page is intentionally blank.  See the section "The
     Contract-Incontestability of Policy" of the General
     Provisions of the Group Policy.

       PRIVILEGE OF OBTAINING AN INDIVIDUAL INSURANCE
               POLICY UNDER CERTAIN CONDITIONS


If an Employee's hospital or surgical expense insurance under this Policy terminates by reason of termination of the Employee's employment or of the Employee's transfer out of the classes eligible for such insurance under this Policy, the Employee may, subject to the conditions hereinafter stated, obtain from Prudential, without furnishing evidence of insurability, an individual insurance policy renewable at the option of Prudential and affording coverage to the extent stated below by making written application and the first premium payment therefor to Prudential at any of its Home or Head Offices not later than thirty-one days from the date of such termination of insurance. The availability of the individual insurance policy, the coverage thereunder, the person or persons covered under the policy, the initial premium payable under the policy, the form and all terms and conditions thereof shall be such as provided by the rules of Prudential pertaining to insurance obtainable under the provisions of this section, determined on a basis precluding individual selection, which are in effect at the time the application for such individual insurance policy is made to Prudential. The effective date of an individual insurance policy issued pursuant to the foregoing provisions shall be the later of (i) the day on which the application for such individual insurance policy is received by Prudential at any of its Home or Head Offices, and (ii) the day following the termination of the Employee's hospital or surgical expense insurance under this Policy.

If an Employee's hospital or surgical expense insurance under this Policy terminates as a result of the Employee's death and on the date of such termination such Employee is insured under this Policy for hospital or surgical expense insurance with respect to a spouse, the privilege of obtaining an individual insurance policy under the conditions stated above may be exercised by the Employee's surviving spouse.

If an Employee's hospital or surgical expense insurance under this Policy terminates for any reason specified in the preceding paragraphs and on the date of such termination such Employee is insured for hospital or surgical expense insurance under this Policy with respect to a child, such child shall also have the privilege of obtaining an individual insurance policy under the conditions stated above, provided such Employee or spouse, if surviving, exercises the privilege of obtaining an individual insurance policy which is available to such person under the conditions stated above.

In the event hospital or surgical expense insurance under this Policy with respect to an Employee's child terminates solely because such child marries or attains the limiting age for Qualified Dependent children with respect to whom insurance is provided under such hospital or surgical expense insurance provisions, such child shall have the privilege of obtaining an individual insurance policy under the same conditions as would apply to the Employee were he then terminating employment.

An Employee's spouse shall also have the privilege of obtaining an individual insurance policy under the conditions stated above upon termination of the hospital or surgical expense insurance with respect to such spouse by reason of ceasing to be a Qualified Dependent.

General Provisions of Obtaining an Individual Insurance
Policy:

1. No such individual policy shall be issued to any such person who becomes eligible for insurance under the Group Policy in a different status during such thirty-one day period.

2. No such individual policy shall cover the Dependents of any person except the Employee or former Employee, or the wife or husband of a deceased Employee, and then only if such Employee or deceased Employee, as the case may be, was covered for Dependents Coverage under the Group Policy at the time of termination of his insurance thereunder.

3. If the benefits applicable to any person under the Group Policy are less than the benefits provided under the individual policy, issuance of such individual policy shall be subject to the underwriting rules of Prudential for the issue of individual policies.

4. If any other insurance (group or otherwise) for hospital expenses or services is in force or has been requested or applied for with respect to any person for whom coverage under such individual policy is requested, Prudential may (a) decline to issue such individual policy if such other insurance was not in force prior to the termination of the Employee's insurance under the Group Policy, or (b) limit the benefits under such individual policy if such other insurance was force prior to the termination of the Employee's insurance under the Group Policy.

5. The availability of individual insurance policies referred to herein is subject to approval of forms by state insurance departments.

6. No such individual policy shall be issued until the end of the periods for which an individual was continuously covered as described in Modifications of Termination Provisions to provide Continuation of Insurance of the Employee's or Dependents Option.



  PROVISIONS FOR NON-DUPLICATION OF BENEFITS UNDER MEDICARE


(1) The aggregate benefits payable under the Plan for services, treatments and supplies incurred as to a Subject Person, as determined prior to the application of the Provision for Coordination of Benefits Under the Plan with Other
     Benefits, will be the excess, if any, of

     (a) Such aggregate benefits determined as if such charges included Medical Charges with respect to those treatments, services and supplies which are within the scope of the Plan, over

     (b) the aggregate benefits which, in accordance with provision (2), are considered to be paid under Medicare with respect to the same services, treatments and supplies.

(2) For the purpose of these Provisions, the amount of benefits considered to be paid under Medicare with respect to those services, treatments and supplies furnished a Subject Person as are within the scope of full Medicare coverage shall be equal to the amount of the Medical Charges for such services, treatments and supplies, exclusive of coinsurance and other amounts which are directly chargeable to that person in accordance with Medicare or would be so chargeable if that person had full Medicare coverage.

(3) Any provision of the Plan, other than these Provisions, which excludes any charges for services, treatments or supplies to the extent to which any benefits are provided under a governmental plan or law shall not be considered to refer to Medicare.

(4)  The Provision for Coordination of Benefits Under the
     Plan with Other Benefits is modified in the following respects:

     (a) The term "Plan" as used in said provision does not include any coverage provided under Medicare.

     (b) When the Allowable Expenses incurred as to a Subject Person during any Claim Determination Period include any expenses for services, treatments and supplies which are covered in whole or in part by that person's Medicare coverage, the aggregate amount of Allowable Expenses shall be reduced by an amount equal to the Medical Charges for such services, treatments and supplies, exclusive of coinsurance and other amounts which are directly chargeable to that person in accordance with Medicare.

                      COVERAGE SCHEDULE
              SUPPLEMENTAL MEDICAL EXPENSE PLAN

(These benefits are in addition to the Uniform Health Benefit
Plan and Dental Assistance Plan provided under the Administrative Services Agreement No. 59981 between The
Coca-Cola Company and The Prudential Insurance Company of
America.)

COVERAGE CLASSES

Employees Eligible

All Executives as reported to Prudential by the Policyholder.

Determination of Coverage Class and Classification

The Employer shall determine each individual's coverage class and classification. Such determinations shall be made on those dates which are established by the practices of the Employer. Any such determination shall be made without discrimination among persons in like circumstance, and shall be final and conclusive.

EFFECTIVE DATE OF INSURANCE

Employee Insurance

All Employee Insurance is effective on the day the Employee becomes a full-time Employee, subject to the section Becoming
Insured for Employee Insurance.

An Employee is considered full-time if he works for the Employer at least the number of hours in the normal work week established by the Employer, but not less than twenty hours per week.

Dependents Insurance

Dependents Insurance is effective at the time the Employee's
Insurance is effective, subject to the section Becoming
Insured for Dependents Insurance.

DEFERMENT OF EFFECTIVE DATE OF INSURANCE

Employee Insurance

If the Employee does not comply with the Active Work Requirement when he would otherwise become covered for Employee Insurance or when any adjustment in the benefits under such insurance would take effect, the effective date of such insurance or adjustment will be deferred until the first day thereafter on which he does comply with that requirement.

Dependents Insurance

If any Qualified Dependent is confined for medical care or treatment in a hospital or other institution on the date any Dependents Insurance, or adjustment thereof, would otherwise become effective with respect to that Dependent, such insurance or adjustment will be deferred until the termination of a period of thirty days during which such Dependent shall not have been so confined, or Prudential is furnished with evidence satisfactory to it that such Dependent has completely recovered from all injuries and sicknesses, whichever first occurs, and then only subject to the further provisions of the Group Policy.

This Section will not operate to defer the effective date of an Employee's Insurance with respect to a child who is born to the Employee, and becomes a Qualified Dependent under the insurance at birth, while the Employee is insured for Dependents Insurance with respect to one or more other Dependents.

INSURANCE PROVIDED

Employee Medical Insurance on the following basis-

Employee Insurance -- contributory

Dependents Insurance -- contributory

SUPPLEMENTAL MEDICAL EXPENSE INSURANCE -- Employees and
Dependents -- Insurance Assignable.

Maximum Supplemental Medical Benefit -- 100% of the covered charges, but not more than $30,000 during a calendar year.
As defined in this section, covered charges means the charges actually made to the Employee for Medical and Dental services and supplies which are eligible as deductions for income tax purposes.

CONTINUANCE IN COVERAGE CLASSES DURING ABSENCE FROM FULL-TIME
WORK:

The types of absences and time limits referred to in the Termination of Employee Coverage section for considering an Employee as continuing to be a member of the Coverage Classes are:

     (1) LEAVE OF ABSENCE FOR DISABILITY -- The Employee Coverage will continue during a Leave of Absence for Disability. The Employee may continue the Dependent Coverage by making the contributions for his or her share of this cost.

     (2) PERSONAL LEAVE OF ABSENCE -- The Employee Coverage will continue during a Personal Leave of Absence for up to six months following the month in which the

          Personal Leave of Absence begins. Dependent Coverage may also continue during this time provided the Employee continues his or her share of contributions.

     (3) MILITARY LEAVE OF ABSENCE -- The Employee Coverage will continue during a Military Leave of Absence for up to six months following the month in which the Military Leave of Absence begins. Dependent Coverage may also continue during this time provided the Employee continues his or her share of contributions.

     (4) LAY OFF -- The Employee coverages will continue during a Lay off for up to twelve months following the month in which the Lay off begins. Dependent Coverage may also continue during this time provided the Employee continues his or her share of contributions.

     (5) RETIREMENT -- The Employee and Dependent Coverage will terminate at the end of the month following termination of employment.

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                              42
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                              43
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     Contract-Incontestability of Policy" of the General
     Provisions of the Group Policy.

         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

               A Mutual Life Insurance Company

         RIDER TO BE ATTACHED TO AND MADE A PART OF
                GROUP POLICY NO. GO-56019

The Policyholder and the Insurance Company hereby agree that, effective July 1, 1982, the Policy is modified by the addition of the following section:

                     ADDITIONAL PREMIUMS

Premiums under the Policy, exclusive of any additional premiums required by the provisions of this Rider, are referred to herein as regular premiums.

An additional premium for insurance under the Policy shall be determined as hereinafter provided at the end of each policy year following the effective date of this Rider and, should the Policy terminate during a policy year, upon such termination. Each such additional premium shall be payable upon demand by the Insurance Company.

The additional premium for each policy year shall be equal to the excess, if any, of (a) the sum of the benefit charges under the Policy, as defined below, and the Basic Factor Charge over (b) 100% of the regular premiums for such policy year. In no event, however, shall such additional premium for a policy year exceed the Maximum Factor Charge.

The factor charges to be used in computation of an additional premium for a policy year shall be determined as follows:

     The Basic Factor Charge shall be determined by applying twenty-two percent to the regular premiums for such policy year.

     The Maximum Factor Charge shall be determined by applying ninety-one and one-tenth percent to the regular premiums for such policy year.

provided that on each policy anniversary and at such other times as the regular premium rates for insurance under the Policy may be changed, the Insurance Company may, by notifying the Policyholder, change any or all of the above percentages.

The "benefit charges" shall, with respect to any policy year, be the sum of (1) the amount of claims paid during such policy year, plus, as determined by the Insurance Company, the estimated amount of claims unpaid but chargeable to the experience of the Policy as of the end of such policy year, less the estimated amount of unpaid claims, as previously determined by the Insurance Company, chargeable to the experience of the Policy at the end of the preceding policy year, and (2) the amount of any other charges on account of benefits, as determined by the Insurance Company, for such policy year.

If any of the percentages in effect shall be changed during a policy year by the Insurance Company, pursuant to the foregoing provisions, on a date which is not a policy anniversary, the additional premium for such policy year shall be the sum of the amounts determined by applying, in a manner consistent with the foregoing provisions, the factor percentages in effect during each portion of such policy year to the regular premiums for the portion of such policy year during which such percentages were in effect. If any additional premium is to be determined for a period less than a policy year, either because the effective date of this Rider is not a policy anniversary or because the Policy terminates on a day other than the last day of the policy year, such determination shall be made in accordance with the principles of the foregoing provisions, taking the shorter duration of the period into account.

The Insurance Company has caused this Rider to be executed this 29th day of December, 1983.

                              THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA

                              By:  /s/ Isabelle L. Kirchner
                                   Secretary

Group Policy No.  GO-56019

         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
               A Mutual Life Insurance Company

            (Herein Called The Insurance Company)

Rider To Be Attached To and Made A Part Of Group Policy
No. GO-56019

The Insurance Company and the Policyholder agree that, effective June 30, 1983, the Policy is amended by the addition of the following provision:

                       SPECIAL RESERVE

The Insurance Company may maintain a special reserve to be applied by it from time to time toward stabilizing experience under the Policy. Such reserve shall be established from premiums paid under the Policy, and the amount of such reserve shall be determined by the Insurance Company from time to time. Such reserve shall be credited with interest at the end of each policy year, or in the event of termination of the Policy, at the time of such termination. The interest for the policy year or portion thereof, as the case may be, shall be determined at the rate of not less than 5% per annum and on the average amount of the reserve during the period with respect to which the interest is being computed, except that after this Rider has been in effect for a period extending from the effective date of this Rider to the next policy anniversary and from time to time thereafter the Insurance Company may change the rate to be used in the computation of the interest on the reserve.

If at any time the Insurance Company shall determined that the amount of the special reserve is then in excess of that required, the Insurance Company shall pay such excess to the Policyholder as a return of premium.

In the event of termination of the Policy, any balance remaining in the special reserve after final application of the reserve by the Insurance Company in accordance with the above provisions shall be paid to the Policyholder as a return of premium.

Any return to the Policyholder of the balance of the special reserve, or any portion thereof, in accordance with the provisions of this Rider, shall be applied by the Policyholder solely for the benefit of retired employees or active employees, or both.

The Insurance Company has caused this Rider to be executed this first day of March, 1983.

                              THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA

                              By: /s/ Isabelle L. Kirchner
                                   Secretary